UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Amendment No.

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The Goldfield Corporation
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The Goldfield Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2012

To Our Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders of The Goldfield Corporation has been called and will be held in the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, Florida 32901 on May 31, 2012 at 9:00 a.m. for the following purposes:

1. To elect seven directors to the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

3. To transact such other business as may lawfully come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 13, 2012 will be entitled to vote at the meeting or any adjournment thereof. The transfer books of the Company will not be closed.

Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 31, 2012: Notice of Annual Meeting of Stockholders, our Proxy Statement, Proxy Card and our 2011 Annual Report are available at www.goldfieldproxy2012.com.

By Order of the Board of Directors

Mary L. Manger

Secretary

Melbourne, Florida

April 27, 2012

Your vote is important.

If you are unable to attend the meeting in person, you are requested by the Board of Directors of the

Company to date, sign, and return the enclosed proxy in the enclosed envelope as soon as possible. No postage is necessary if mailed in the United States. In the event you later decide to attend the meeting, you may revoke your proxy and vote your shares in person. For information about how to obtain directions to attend the meeting and vote in person, please contact Investor Relations at 321-724-1700 or

investorrelations@goldfieldcorp.com.

The Goldfield Corporation

1684 West Hibiscus Boulevard

Melbourne, Florida 32901

(321) 724-1700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 31, 2012

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goldfield Corporation (the “Company” or “Goldfield”), to be voted at the Annual Meeting of Stockholders of the Company to be held on May 31, 2012 at 9:00 a.m. and at any and all adjournments thereof. The meeting will be held for the purposes set forth in the notice and in this proxy statement. This proxy statement and the accompanying annual report are being mailed to stockholders on or about April 27, 2012.

RECORD DATE, STOCKHOLDERS ENTITLED TO VOTE AND REQUIRED VOTE

Only holders of record of outstanding shares of the Company at the close of business on April 13, 2012 will be entitled to vote at the Annual Meeting of Stockholders on May 31, 2012. As of April 13, 2012 the Company had outstanding 25,451,354 shares of common stock, par value $.10 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting other than the election of directors.

Each stockholder entitled to vote at the meeting has the right to vote his shares cumulatively for the election of directors; that is, each stockholder will be entitled to cast as many votes as there are directors to be elected multiplied by the number of shares of Common Stock registered in his name on the record date, and to cast all such votes for one candidate or to distribute such votes among the nominees for the office of director in accordance with his choice. A stockholder who wishes to vote by proxy and exercise his cumulative voting rights should advise the Board of Directors in writing how he wishes to have his votes distributed among the nominees for directors. Such written instructions should accompany the proxy card or cards to which they relate.

The election of directors requires a plurality of the votes cast for the election of directors; accordingly, the seven directorships to be filled at the Annual Meeting will be filled by the seven nominees receiving the seven highest number of votes. Approval of the proposal ratifying the selection of KPMG LLP as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

This solicitation is made on behalf of the Board of Directors of the Company. For a description of the expenses incurred by the Company in connection with this solicitation, see “Additional Information” below.

You are requested to sign, date and return the enclosed proxy in the postage-paid envelope provided. If the proxy is signed with a voting direction indicated, the proxy will be voted according to the direction given. If the proxy is signed and no direction is given with respect to a proposal, the proxy will be voted as follows with respect to any such proposal:

1. FOR the election of the nominees for director named herein; and

2. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2012.

3. In their discretion, John H. Sottile and Mary L. Manger will be authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.

Abstentions will be counted to determine the presence of a quorum. Abstentions will not affect the outcome of the election of directors and will have the effect of a vote against the ratification of the appointment of KPMG LLP. Shares represented by “broker non-votes” will also be counted for purposes of determining a quorum. Broker non-votes occur when nominees, such as brokers who hold shares on behalf of beneficial owners, do not receive timely voting instructions from beneficial owners and such shares are not voted. Broker non-votes will have no effect on the results of the votes on the election of directors or the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Revocation of Proxy

You may revoke the proxy at any time prior to its exercise by duly executing and returning a later dated proxy or by filing a written revocation bearing a later date with the Secretary of the Company. The proxy will also be revoked if you attend the meeting and vote in person.

PROPOSAL 1.

ELECTION OF DIRECTORS

Seven directors are to be elected at the Annual Meeting, to serve for a term of one year or until their successors are elected and qualified.

Information About Nominees

Reference is made to the information set forth below under “Security Ownership of Certain Beneficial Owners and Management” as to the stock ownership of the nominees. The following information sets forth with respect to each nominee the office presently held by him with the Company or his principal occupation if not employed by the Company, his prior business experience, the year in which he first became a director of the Company, his age and a discussion of the specific experience, qualifications, attributes and skills that led the Board to conclude that he should serve as a director of the Company.

In addition to the specific information presented below regarding each nominee that led the Board to conclude that he should serve as a director, the Board of Directors believes that all of the director nominees have a reputation for integrity, honesty and adherence to high ethical standards, and that each has demonstrated business acumen and the ability to exercise sound judgment as well as a commitment of service to the Company and the Board.

David P. Bicks, 79, has been an attorney with Dewey & LeBoeuf LLP and has served as Goldfield’s principal corporate counsel for over forty years. He joined the Dewey predecessor, LeBoeuf, Lamb, Greene & MacRae, in 1966, after having served as a Federal prosecutor in New York (1959-1962) and as Special Counsel to the U.S. Securities and Exchange Commission (1962-1966). He concentrates in corporate and securities law matters and has represented many major corporations in U.S. and international transactions. Mr. Bicks earned his Bachelor’s Degree from Harvard College and his Law Degree from Yale Law School, where he was an Editor of the Yale Law Journal.

The Board of Directors has concluded that Mr. Bicks should be invited to become a director of the Company because of his long-standing knowledge of Goldfield’s operations and the breadth of high level experience he brings in legal and financial matters. Due to his broad professional experience in corporate and securities law (including financial reporting and disclosure matters), Mr. Bicks qualifies as an “audit committee financial expert” under SEC guidelines.

Harvey C. Eads, Jr., 66, has been a member of the Board of Directors since 1999. Mr. Eads has served as Chairman of the Benefits and Compensation Committee since 2005. He has served on the Audit Committee since 2000, and was chairman from May 2000 until May 2005. He has been a member of the Nominating and Benefits and Compensation Committees since 2001. Mr. Eads served as City Manager of Coral Gables, Florida from 1988 to 2001 and during his tenure municipal bonds of Coral Gables earned AAA Bond Ratings from both Standard and Poor’s and Moody’s. He has been a commercial real estate investor since November of 2001. Mr. Eads is a graduate of and certified by the UCLA Director Education and Certification Program accredited by ISS, a unit of RiskMetrics Group. Mr. Eads is a graduate of the University of Miami and earned a master’s degree from the University of Oklahoma.

The Board of Directors has concluded that Mr. Eads should serve as a director of the Company because of his broad management, financial and leadership skills and that he qualifies as an “audit committee financial expert” under SEC guidelines.

Jeffrey E. Eberwein, 41, has twenty years of Wall Street experience including sixteen years in investment management and four years in investment banking. Mr. Eberwein was a Portfolio Manager for eleven years, most recently at Soros Fund Management and prior to that at Viking Global Investors and Cumberland Associates. He has extensive experience investing in the engineering and construction, power, and housing sectors. Mr. Eberwein is currently a private investor and serves on the Board of Hope for New York, a 501(c)(3) organization dedicated to serving the poor in New York City. Effective April 23, 2012, Mr. Eberwein was appointed to the Board of Directors of Digirad Corporation. Mr. Eberwein earned an MBA from The Wharton School, University of Pennsylvania and a BBA with High Honors from The University of Texas at Austin.

The Board of Directors has concluded that Mr. Eberwein should be invited to become a director of the Company because of his expertise in finance and experience in the investment community. Both by education and by professional experience, he has had extensive exposure to analysis of financial statements and financial reporting matters and qualifies as an “audit committee financial expert” under SEC guidelines.

John P. Fazzini, 68, has been a member of the Board of Directors since 1984. Mr. Fazzini has served on the Nominating Committee since 1999, the Benefits and Compensation Committee since 1994 and the Audit Committee from 1985 to 2006. He is a real estate developer and has been President of Bountiful Lands, Inc., a real estate development corporation, since 1980. Mr. Fazzini has actively operated as a real estate broker for forty-two years, a mortgage broker for thirty-seven years and a title agent for thirty-two years. He currently serves on the United States Department of Agriculture Central Florida Resource Conservation and Development Council, the Polk County Housing Authority for over ten years and has served on the Board of the Anasazi Wilderness Foundation in Mesa, Arizona since 1985. Mr. Fazzini was appointed by Governor Lawton Chiles to serve on the Family and Human Services Board from 1992 to 1996. He was also appointed by Governor Bob Martinez to serve on the Central Florida Regional Planning Council from 1987 to 1991. Mr. Fazzini attended the University of Florida and the University of Miami.

The Board of Directors has concluded that Mr. Fazzini should serve as a director of the Company because of his long tenure as a director of the Company, skills in real estate development and residential construction, and broad leadership experience.

Danforth E. Leitner, 71, has been a member of the Board of Directors since 1985. Mr. Leitner has served on the Nominating Committee since 1985 and currently serves as Chairman of this Committee. He has been a member of the Audit Committee since 1998 and the Benefits and Compensation Committee since 2001. Mr. Leitner founded The Leitner Company, a real estate sales and appraisal company in North Carolina, in 1983 and served as President until his retirement in May of 2002. He served on the Board of Equalization and Review in Henderson County, North Carolina for four years from 1999 to 2002. Prior to his move to North Carolina, Mr. Leitner was a Florida real estate broker and commercial real estate investor from 1973 to 1980 and was a designated member of the Appraisal Institute for 14 years. Mr. Leitner attended the University of Florida.

The Board of Directors has concluded that Mr. Leitner should serve as a director of the Company because of his long tenure as a director of the Company, management experience, commercial property management, extensive knowledge of the real estate industry and varied business experiences.

Al M. Marino, 54, has been a member of the Board of Directors since 2001. Mr. Marino has served on the Audit Committee since 2002. He is currently a private investor, with experience and knowledge in real estate investing and architecture. Mr. Marino operated A. M. Marino Design in Massachusetts from 1986 to 2006, specializing in high-end residential architecture. Mr. Marino holds a bachelor’s degree in Architecture from Boston Architectural College. He also holds a Massachusetts Construction Supervisors License.

The Board of Directors has concluded that Mr. Marino should serve as a director of the Company because of his varied business experiences including a broad knowledge of the real estate industry.

John H. Sottile, 64, who serves as Chairman of the Board of Directors, President, and Chief Executive Officer, joined the Company in June of 1971. Before being elected to the Board of Directors and named President and Chief Executive Officer in 1983, Mr. Sottile gained extensive operational experience by managing two of the Company’s former subsidiaries, Tropicana Pools, Inc. and Harlan Fuel Company. In May of 1998, Mr. Sottile was appointed Chairman of the Board of Directors. He has earned a bachelor’s degree from the University of Miami.

The Board of Directors has concluded that Mr. Sottile should serve as a director of the Company because of his broad experience with the Company and his knowledge of the Company’s strengths, challenges and opportunities. He has been primarily responsible for strategic development opportunities at the Company since 1982.

If any of the foregoing nominees should withdraw or otherwise become unavailable, which the Board of Directors does not presently anticipate, it is intended that proxies will be cast for such person or persons as the Board of Directors may designate in place of such nominee or nominees.

BOARD OF DIRECTORS

Board Leadership Structure

The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company’s business and industry, and focusing the Board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the President and Chief Executive Officer brings Company-specific and industry-specific experience and expertise. The Board believes that the combined role of Chairman and President promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In light of the active involvement by all of the Company’s independent directors, the Board has not named a lead independent director.

Board of Directors’ Role in Risk Oversight

The Board of Directors primarily is responsible for assessing and managing the Company’s risk exposure. The Board regularly discusses with management the Company’s major risk exposures, the potential financial impact such risks may have on the Company, and the steps the Company must take to manage any such risks. The Company believes that this is an effective approach for addressing the risks faced and that the Company’s Board leadership structure, which combines the roles of the Chief Executive Officer and the Chairman of the Board of Directors, also supports this approach by providing a greater link between the Board and management.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During 2011, the Board of Directors met four times. The Board of Directors has the following committees: an Executive Committee, an Audit Committee, a Benefits and Compensation Committee and a Nominating Committee.

The Executive Committee has and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company. The members of the Executive Committee are John H. Sottile (Chairman of the Committee), Harvey C. Eads, Jr. and Danforth E. Leitner. During 2011, the Executive Committee held one meeting.

The Audit Committee, which monitors the activities of the Company’s independent registered public accounting firm and its accounting department and reports on such activities to the full Board of Directors, consists of Thomas E. Dewey, Jr. (Chairman of the Committee), Harvey C. Eads, Jr., Danforth E. Leitner, and Al Marino, all of whom are independent, as defined by the NYSE Amex listing standards. The Board of Directors has adopted a written charter which governs the Audit Committee. The Audit Committee Charter, which the Company is in compliance with, is available on the Company’s website at www.goldfieldcorp.com. During 2011, the Audit Committee held four meetings.

The Board of Directors has determined that Thomas E. Dewey, Jr. and Harvey C. Eads, Jr., are “audit committee financial experts,” as defined by the SEC, based on their experience, training and education.

The Benefits and Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Benefits and Compensation Committee also administers The Goldfield Corporation 1998 Executive Long-term Incentive Plan (the “Executive Plan”) and has complete discretion in determining the number of shares subject to options and other awards granted to an employee eligible under the Executive Plan and in determining the terms and conditions pertaining to such options and awards, consistent with the provisions of the Executive Plan. The members of the Benefits and Compensation Committee are Harvey C. Eads, Jr. (Chairman of the Committee), John P. Fazzini and Danforth E. Leitner. During 2011, the Benefits and Compensation Committee held three meetings. The Benefits and Compensation Committee Charter is available on the Company’s website at www.goldfieldcorp.com.

The Nominating Committee has not adopted a formal policy that addresses the diversity of directors. The Board of Directors has assessed the composition of the Board and has concluded that the Board has a wide range of diversity with regard to professional experience, skills, education, and other attributes that contribute to the Board’s ability to operate in the long-range best interests of the Company’s stockholders. The Nominating Committee recommends qualified candidates for election or appointment to the Board of Directors of the Company, including the slate of directors that the Board of Directors proposes for election by stockholders at the Annual Meeting. The candidates are evaluated based on their skills and characteristics relative to the skills and characteristics of the current Board of Directors as a whole. The minimum qualifications sought in candidates are integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interest of its stockholders, customers, employees and other affected parties. A third party consultant may be engaged, for a fee, to assist in identifying and evaluating candidates. Additional functions of the Nominating Committee are detailed in the Nominating Committee Charter which is available on the Company’s website at www.goldfieldcorp.com. The Nominating Committee consists of the following members: Danforth E. Leitner (Chairman of the Committee), Harvey C. Eads, Jr. and John P. Fazzini, all of whom are independent, as defined by the NYSE Amex listing standards. During 2011, the Nominating Committee held one meeting.

The Nominating Committee will consider written recommendations for nominees from stockholders. There are no differences in the manner in which the Nominating Committee evaluates nominees for director recommended by stockholders from those recommended by other sources. Such recommendations for the 2013 election of directors, together with a detailed description of the proposed nominee’s qualifications, other relevant biographical information and a method to contact the nominee should the Nominating Committee choose to do so, should be sent, prior to December 28, 2012, to: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

DIRECTOR COMPENSATION

Directors who are also employees of the Company are not paid any fees or other remuneration for service on the Board or on any Board committee. Each non-employee director receives $1,000 for each Board meeting attended in person and $500 for attendance at a board meeting by telephone. All non-employee committee members receive $500 for attendance at a committee meeting in person and $250 for attendance at a committee meeting by telephone, except for the Executive Committee for which there is no compensation. Directors are also reimbursed for travel and other out-of-pocket costs associated with their attendance at Board of Directors and Board Committee meetings. Historically, non-employee directors have been paid annual cash retainers of $18,000 and the Chairman of the Audit Committee and of the Benefits and Compensation Committee have also received annual cash retainers of $3,500, both payable in monthly installments. The directors waived these annual cash retainers for 2011. The Board intends to consider reinstating payment of annual cash retainers for 2012 to non-employee directors and such Committee Chairmen.

The following table sets forth certain information with respect to the compensation of our non-management directors for the year ended December 31, 2011:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas E. Dewey, Jr.	5,250	5,250
Harvey C. Eads, Jr.	6,250	6,250
John P. Fazzini	5,000	5,000
Danforth E. Leitner	6,750	6,750
Al M. Marino	5,250	5,250
Dwight W. Severs	4,000	4,000

Compensation Committee Interlocks and Insider Participation

None.

Communication with Directors

Stockholders may communicate concerns with any director, committee or the Board of Directors by writing to the following address: Mary L. Manger, Corporate Secretary, The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. Please specify to whom your correspondence should be directed. The Corporate Secretary has been instructed by the Board to promptly forward all correspondence to the relevant director, committee or the full Board, as indicated in the correspondence.

Meeting Attendance

During 2011, all incumbent directors attended all meetings of the Board of Directors and of the committees on which they served. Directors are expected to attend the annual meeting of stockholders and all directors attended the last annual meeting.

Transactions with Related Parties

In 2011, the Company did not have any related party transactions that had to be disclosed.

Your Board of Directors unanimously recommends a vote “FOR” each of the nominees for re-election as a director.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Company has nominated the firm of KPMG LLP as its independent registered public accounting firm for the year ending December 31, 2012, subject to the nomination being ratified by the Company’s stockholders. KPMG LLP (including a predecessor firm, W. O. Daley & Company) has been serving the Company and its subsidiaries for the past 49 years.

A representative of KPMG LLP is expected to be present at this year’s Annual Meeting of Stockholders, at which time the representative will be given an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of KPMG LLP, the selection of the Company’s independent registered public accounting firm will be reconsidered by the Audit Committee of the Company.

Your Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 18, 2012, certain Common Stock ownership information regarding the nominees, directors and the executive officers of the Company. As of April 18, 2012, two stockholders, Value Fund Advisors, LLC and John H. Sottile, were known by the Company to be beneficial owners of 5% or more of the outstanding shares of Common Stock. The address of each of the directors and executive officers is c/o The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901.

Beneficial Owners	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Value Fund Advisors, LLC(3) 15 East 5th Street, Suite 2660, Tulsa, OK 74103	3,036,634	11.93%
David P. Bicks(4)	10,000	*
Harvey C. Eads, Jr.(5)	31,500	*
Jeffrey E. Eberwein(4)	25,000	*
John P. Fazzini	21,950	*
Danforth E. Leitner	69,730	*
Al M. Marino(6)	663,000	2.60%
John H. Sottile(7)	1,676,392	6.59%
Stephen R. Wherry	55,000	*
Robert L. Jones	400,000	1.57%
All Directors and Executive Officers as a group (9 in number):	2,952,572	11.60%

*	Less than 1%
(1)	All amounts have been determined as of April 18, 2012 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended and include holdings of spouses, children, step-children, parents, step-parents, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) living in the same household, even if beneficial ownership is disclaimed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock which such person has the right to acquire within 60 days after April 18, 2012.
(2)	In accordance with the rules of the SEC, the percentage shown in this column opposite the name of each person has been computed assuming the exercise of any options held by such person or group and that no exercises by others have occurred.
(3)	This information is based upon a Schedule 13D Amendment filed by Value Fund Advisors, LLC (“VFA”) and certain of its affiliates with the Securities and Exchange Commission, dated December 5, 2007 and subsequent Form 4’s filed with the SEC. The VFA reporting entities are Boston Avenue Capital, LLC, Yorktown Avenue Capital, LLC and Charles M. Gillman. VFA has sole voting and dispositive power over 3,036,634 shares.
(4)	Director nominee
(5)	Includes 1,130 shares of Common Stock owned by Mr. Eads’ wife.
(6)	Includes 14,000 shares of Common Stock owned by Mr. Marino’s daughters.
(7)	Includes 140,400 shares of Common Stock owned by Mr. Sottile’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Copies of all such reports filed with the SEC are required to be furnished to the Company. Based solely on the Company’s review of the copies of such reports it has received, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during the year ended December 31, 2011.

COMPENSATION DISCUSSION AND ANALYSIS

Objectives of executive compensation program. Our executive compensation program, under the direction of the Benefits and Compensation Committee of the Board of Directors (the “Committee”), is designed to achieve the following objectives:

•	to align the interests and performance of the executive officers with Company performance and the interests of stockholders;

•	to attract, engage and keep key talent;

•	to provide competitive total compensation opportunities at acceptable cost, consistent with industry practice; and

•	to promote the Company’s vision, values, and business strategies.

Each year, the Committee conducts a full review of the Company’s executive compensation program. The annual compensation review permits an ongoing evaluation of the link between the Company’s performance and its executive compensation in the context of the compensation programs of other companies.

Benefits and Compensation Committee. The Committee is composed entirely of directors that the Board of Directors, in its judgment, has determined to have no material relationship to The Goldfield Corporation that would interfere with the exercise of independent judgment and to be independent under the listing standards of the NYSE Amex. The Committee is responsible for the establishment and oversight of the Company’s executive compensation program.

Internal Pay Equity. We do not use “internal pay equity” as a constraint on compensation paid to the Chief Executive Officer or other executives. Such systems typically put a ceiling on part or all of an executive’s compensation based on a specified multiple of compensation awarded to another executive or a class of employees of the company. Management and the Committee do not believe such arbitrary limitations are an appropriate way to make compensation decisions for executives. Instead, we rely on the judgment of the Committee, after considering recommendations from management, available market data and the evaluations of executive performance, in the context of a program that is weighed heavily in favor of performance-based compensation for executive officers.

Elements of Executive Compensation. Our Company’s executive compensation program is intended to reward achievement of both short- and long-term business goals. The key elements of our executive compensation program consist of base salary and the Performance-Based Bonus Plan. The Committee’s policies with respect to each of the elements of the executive compensation program, including the basis for the compensation awarded to Mr. Sottile, are discussed below. While the elements of compensation are described separately below, the Committee considers the total compensation package afforded by our Company when determining each component of the applicable executive officer’s compensation.

Our Company’s executive compensation consists of the following:

•	Base salaries;

•	Performance-based bonus plan;

•	Health and welfare benefits offered to all employees such as health insurance, life insurance and long-term disability;

•	Additional life insurance;

•	401(k) match;

•	Perquisite compensation including use of company owned vehicles; and

•	Termination benefits for the CEO only.

Incentives play an important role in motivating executive performance and in aligning executive pay practices with the interests of stockholders. The incentives used by our Company are based on financial objectives of importance to the Company, including earnings growth and creation of shareholder value, as well as non-quantitative considerations. In addition, we base certain incentives on measures relating to individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation.

Base Salaries. Executive salaries are designed to attract and retain executive talent and to reward individual performance. Base salaries for new executive officers are determined initially by evaluating the responsibilities of the position held, the experience of the individual and salaries paid in the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies. Mr. Sottile’s base salary is normally determined in accordance with the provisions of the Company’s employment agreement with Mr. Sottile, which is described on page 14 of this Proxy Statement. In prior years, Mr. Sottile elected to waive the increase defined in his employment agreement in light of the local and national economic conditions. Mr. Sottile has made no waiver for 2012.

Performance-Based Bonus Plan. On September 17, 2002, the Board of Directors adopted a Performance-Based Bonus Plan (the “Bonus Plan”), effective January 1, 2002. The Bonus Plan was established as a means of enhancing the Company’s continued growth and profitability through a performance-based compensation program that rewards superior performance. The Bonus Plan was designed to focus a select group of the Company’s executive officers, including Mr. Sottile, and key employees (the “Participants”) on the establishment and implementation of strategic plans that will help ensure the Company’s continued growth, profitability and achievement of superior results by linking a portion of their compensation to the success of the Company. Under the Bonus Plan, the Participants are eligible to receive a bonus, the amount of which is dependent upon the achievement of specific performance goals as determined by the Committee. In general, on an annual basis, the Committee sets performance goals which may include, but are not limited to: stockholder value, pre-tax net income, the participant’s contribution to achieving significant strategic objectives or in the case of subsidiaries, a percentage of the operating income of such subsidiary. For 2011, Mr. Sottile’s bonus award was limited to a maximum of 50% of his base salary, and his bonus was dependent upon the increase in Goldfield’s share price in 2011, the increase in Goldfield’s net income in 2011 and his overall executive performance in 2011, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. For 2011, Mr. Wherry’s bonus award was limited to a maximum of 50% of his base salary, and his bonus was dependent upon the increase in Goldfield’s net income in 2011 and his overall executive performance in 2011, a non-quantitative factor incorporating an evaluation by the Compensation Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. For 2011, Mr. Jones’ bonus award was calculated as a percentage of the pre-tax earnings of Southeast Power Corporation (“Southeast Power”), the Company’s electrical construction subsidiary, subject to adjustment for certain specified items, and was not dependent upon any other factors. For additional details on the target levels for the performance based bonus plans see Narrative Disclosure to Summary Compensation Table—Bonus and Non-Equity Incentive Compensation on page 15.

Health and Welfare Benefits. The Named Executive Officers described below under the heading Executive Compensation are eligible to participate in our health and welfare plans. These plans are generally available on the same basis to all of our employees who satisfy minimum eligibility requirements, subject to certain differences in contribution levels applicable to the employees of Southeast Power, including Mr. Jones. The long-term disability plan benefits for the Named Executive Officers are similar to the long-term disability plan benefits for officers, full-time corporate headquarters personnel, project managers and operations managers except that the Named Executive Officers receive a benefit percentage of 66 and two-thirds compared to a benefit percentage of 60 for all other eligible employees. Both the life and AD&D insurance plans provide a benefit of $50,000 for all officers, full-time corporate headquarters personnel, project managers and operations managers.

Additional Life Insurance. In addition to the standard term life insurance benefit provided to all officers, full-time corporate headquarters personnel, project managers and operations managers noted above, the Company has provided a flexible premium adjustable life insurance policy to each of the Named Executive Officers under the terminated Employee Benefit Agreements as further described at Compensation Upon Termination on page 15.

401(k) Match. The Named Executive Officers participate in the Company’s 401(k) Plan on the same terms and conditions as all other employees. The plan provides for an employer matching contribution of 50 percent of up to six percent of all eligible contributions.

Other Perquisite Compensation. Other perquisite compensation, which includes use of a company owned vehicle, are provided to executive officers based on their travel requirements and business development responsibilities. The Committee and the Board believe that given the customer-driven focus of the electrical construction and real estate development industries, use of a company owned vehicle for specified employees, including the Named Executive Officers, are important to achieving our business objectives. The full cost of the company owned vehicles, including the depreciation, fuel, insurance, maintenance costs, registration and title fees is reported in the 2011 Summary Compensation Table and the value of this benefit (based upon rates established by the Internal Revenue Code) is imputed as income to each of the Named Executive Officers.

Termination Benefits. Our severance arrangement is intended to provide compensation and a fair financial transition for the Chief Executive Officer when an adverse change in his employment status is required due to the needs of the Company or as a result of certain unexpected corporate events. This arrangement also recognizes past contributions by the Chief Executive Officer, who is a long-tenured employee, if he should be asked to leave. These arrangements are intended to allow the Chief Executive Officer to focus on performance, and not on his personal financial situation, in the face of uncertain or difficult times or events beyond his control. If the Chief Executive Officer’s employment is terminated by the Company without cause, or if he terminates his employment for good reason (as defined by the contract), our Chief Executive Officer is entitled to receive, in addition to other benefits, a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. In the event of his permanent disability, we may terminate the Chief Executive Officer’s employment upon at least thirty days advance written notice, and in the event of his death, the Chief Executive Officer’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, the Chief Executive Officer or his estate will be entitled to receive, in addition to other benefits, a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability and continued health care benefits, consistent with the Company’s current health care plan, for Mr. Sottile, his spouse and dependents for three years after his termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.

Compensation Decisions and Results. For the year ended December 31, 2011, the Committee conducted its annual review with the assistance of an outside compensation attorney. The Committee met with this advisor as it deemed appropriate, independent of the Board of Directors and Company management, and the compensation attorney reported directly to the Committee. The annual review included a review of other proxy materials and the general knowledge of the market by each member of the Committee.

Compensation reviews for all executive officers, including Mr. Sottile, are conducted annually and compensation adjustments are made based upon the performance of the Company and of each executive officer, the executive officer’s potential, the scope of the executive officer’s responsibilities and experience, and base salaries for comparable positions at other companies. In assessing the factors described above when making salary adjustments, the Committee considers both financial and non-financial measures.

The Committee developed the individual and corporate goals and objectives relevant to the compensation of each of the Company’s executive officers in 2011, including John H. Sottile, Chairman, President and Chief Executive Officer, evaluated the executive officer’s performance in light of those goals and objectives, and recommended to the Board of Directors the appropriate 2011 compensation on the basis of those evaluations. The total compensation of Mr. Sottile and the Company’s other most highly compensated executive officers is detailed in the Summary Compensation Table appearing on page 12 of this Proxy Statement. This process is designed to ensure consistency throughout the executive compensation program.

The specific criteria used by the Committee for fiscal year 2011 with respect to the executive officers were shareholder value, as measured by the Company’s stock price performance, earnings performance, and overall executive performance, a non-quantitative factor which the Committee assessed for each executive officer based upon the officer’s achievement of non-financial goals. Mr. Sottile requested that the Committee forego granting him a bonus award for 2011 and the Committee acceded to his request. Messrs. Wherry and Jones earned bonus awards in the amounts of $102,780.24 and $107,540.91, respectively, during 2011 and paid in 2012, pursuant to the Plan. The criteria and methodology for determining Mr. Wherry’s and Mr. Jones’ 2011 bonuses were approved at the meeting of the Board of Directors held on March 17, 2011. The bonus awards for Messrs. Wherry and Jones were earned based upon the Committee’s assessment of the level of performance of each of these officers with respect to the performance measures established in and for 2011.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Benefits and Compensation Committee of the Board of Directors of The Goldfield Corporation has reviewed and discussed the Compensation Discussion and Analysis set forth above with management, and, based on such review and discussions, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Harvey C. Eads, Jr., Chairman

John P. Fazzini

Danforth E. Leitner

EXECUTIVE COMPENSATION

Under rules established by the SEC, the Company is required to provide certain information concerning total compensation earned or paid to: (i) the current Chief Executive Officer and anyone who served in this capacity during fiscal 2011; (ii) the two other most highly compensated executive officers serving as of December 31, 2011; and (iii) up to two additional officers who would have been included, but for the fact they were not serving as executive officers at the end of fiscal year 2011 (the “Named Executive Officers”).

Summary Compensation Table

The following table sets forth certain compensation information for the Named Executive Officers:

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation ($)		Total ($)
John H. Sottile	2011	438,728	—	—	27,277	(3)	466,005
Chairman, President and	2010	438,728	—	—	30,980	(4)	469,708
Chief Executive Officer

Stephen R. Wherry	2011	205,560	51,390	51,390	18,100	(3)	326,440
Senior Vice President, Treasurer	2010	205,560	—	51,390	18,340	(4)	275,290
and Chief Financial Officer

Robert L. Jones	2011	150,002	—	107,541	36,271	(3)	293,814
President of Southeast Power	2010	150,003	—	39,097	38,607	(4)	227,707

(1)	Mr. Sottile waived 5% of his contract salary and applicable CPI increases for 2010 and 2011.
(2)	Amounts reported were earned for the year, and paid in the subsequent year, in accordance with the terms of the Bonus Plan.
(3)

Amounts include (a) employer matching contributions to the Company’s Cash Deferred Profit Sharing Plan (“401(k) plan”) ($7,350 for Mr. Sottile; $7,350 for Mr. Wherry; and $5,997 for Mr. Jones), (b) cost for use of a company-owned vehicle ($7,069 for Mr. Sottile; $8,880 for Mr. Wherry; and $22,810 for Mr. Jones),

(c) the economic benefit related to the life insurance policies under the Employee Benefit Agreements as described on page 14 ($12,858 for Mr. Sottile; $1,870 for Mr. Wherry; and $7,464 for Mr. Jones). Starting in 2000, the Company no longer pays the premiums on these life insurance policies referenced in clause (c) above. Instead, the portion of the premium related to the cost of life insurance is satisfied from the existing cash surrender value of the policies.
(4)	Amounts include (a) employer matching contributions to the Company’s 401(k) plan ($7,350 for Mr. Sottile; $7,275 for Mr. Wherry; and $5,636 for Mr. Jones), (b) cost for use of a company owned vehicle ($10,177 for Mr. Sottile; $6,988 for Mr. Wherry; and $20,221 for Mr. Jones), (c) cost of country club memberships paid by the Company ($2,354 for Mr. Sottile; $2,354 for Mr. Wherry; and $5,470 for Mr. Jones) and (d) the economic benefit related to the life insurance policies under the Employee Benefit Agreements as described on page 14 ($11,099 for Mr. Sottile; $1,723 for Mr. Wherry; and $7,280 for Mr. Jones).

Mr. Sottile and Mr. Wherry are all of the executive officers of the Company. Mr. Wherry, 54, has served as Treasurer, Assistant Secretary and Chief Financial Officer of the Company since 1988, Vice President of the Company since 1993 and Senior Vice President of the Company since 2006. Mr. Wherry is a certified public accountant. Mr. Jones, 64, has served as President of the Company’s electrical construction subsidiary since September 1995. Mr. Jones previously served as Vice President of the Company’s electrical construction subsidiaries since 1981.

Grants of Plan Based Awards Table

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
John H. Sottile	—	219,364	219,364
Stephen R. Wherry	—	102,780	102,780
Robert L. Jones(2)

(1)	Amounts in these columns show the range of payouts that was possible under the Company’s annual bonus plan based on performance for 2011. These amounts include both amounts classified as “Non-equity Incentive Plan Compensation” and amounts classified as “Bonus” on the summary compensation table. The breakdown of these classifications is detailed under Bonus and Non-Equity Incentive Compensation on page 15. The actual amounts that were paid in 2012 based on 2011 performance are shown in the Summary Compensation Table above in the columns titled “Bonus” and “Non-Equity Incentive Plan Compensation.”
(2)	Mr. Jones’ Non-Equity Incentive Plan award does not have a threshold or a maximum. His award is calculated as a percentage of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items.

OPTION EXERCISES IN 2011 AND YEAR-END OPTION VALUE

There were no stock options exercised by the Named Executive Officers during the year ended December 31, 2011, nor any options remaining outstanding as of December 31, 2011.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2011, we have one equity compensation plan that was previously approved by our security holders. Under this plan there are no outstanding options, warrants or rights and 315,000 shares remain available for future issuance. We do not have any equity compensation plans not previously approved by our security holders.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Benefits and Compensation Committee Report on Executive Compensation and the Report of the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employee Benefit Agreements. Beginning in 1989, the Company entered into Employee Benefit Agreements (each, a “Benefit Agreement”) with Messrs. Sottile, Wherry and Jones and certain employees of the Company. Under the terms of each Benefit Agreement, the Company owned life insurance policies that accumulated cash surrender value for the retirement of the employee, at age 65, while also providing a life insurance benefit for the employee. Under the terms of each Benefit Agreement, the Company was entitled to a refund of the lesser of the previously paid premiums or the cash surrender value of the insurance policy, either upon retirement of the employee, the death of the employee or upon the termination of the Benefit Agreement. In 2000, the Company terminated the Benefit Agreements to eliminate the annual insurance premium obligations. Although the Company does not anticipate making any further cash premium payments, the Company will continue to own the policies and has granted each employee the right to name the beneficiary for the death benefits in excess of premiums previously paid by the Company, less any outstanding loans.

Employee Contracts. As of December 31, 2011, the only Named Executive Officer who has an employment agreement with the Company is Mr. Sottile. On November 1, 2001, the Company entered into an amended and restated employment agreement with John H. Sottile. This agreement superseded the prior employment agreement dated January 15, 1985 and the employment agreement made by a subsidiary of the Company as of January 1, 1986, both as subsequently amended. This amended and restated employment agreement provided for an initial term for continuous employment until January 31, 2005, and shall be extended automatically for three months on the last day of each three-month period following the effective date, November 1, 2001. As of December 31, 2011, Mr. Sottile’s employment agreement provides for continuous employment until January 31, 2014. In accordance with the terms of his employment contract, effective January 1, 2012, Mr. Sottile’s base salary increased by an amount equal to the percentage increase over the preceding twelve months in the Consumer Price Index for all urban consumers (“CPI”). Mr. Sottile’s base salary for 2012 is $496,199.18. For information on the compensation to be received by Mr. Sottile upon termination of his employment by the Company see discussion on page 15 under Compensation Upon Termination.

In April 2010, the Company and Mr. Sottile entered into an amendment to Mr. Sottile’s amended and restated employment agreement. The amendment clarifies the payments due to Mr. Sottile’s estate in the event his employment is terminated due to his death, explicitly provides that any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation and the payments due to Mr. Sottile that are based thereon, and adds new provisions relating to the timing and sequence of payments to be made to Mr. Sottile, which are designed to ensure compliance with Section 409A of the Internal Revenue Code, including the requirement to delay in certain circumstances the payment of any applicable severance for six months following a termination of employment.

Base Salaries. Effective January 1, 2012, Mr. Sottile’s annual base salary increased from $481,922.61 to $496,199.18 as the result of the CPI adjustment referred to above. In 2011 and certain prior years, Mr. Sottile waived 5% of his contract salary and applicable CPI increases. Such waiver will not apply to 2012. Messrs. Wherry and Jones’ annual base salaries increased from $205,560.51 to $230,000.00 and $150,000.00 to $162,500.00, respectively, for 2012.

Bonus and Non-Equity Incentive Compensation. Salaries for Named Executive Officers are set each year by the Committee. In addition, the Committee sets the specific criteria for bonuses and non-equity incentive compensation during the year. For 2011, Mr. Sottile’s non-equity incentive compensation and bonus awards were limited to a maximum of 50% of his base salary, and were dependent upon the following three factors: (1) a target increase in Goldfield’s share price of 20% in 2011 (25%); (2) a target improvement in Goldfield’s net income (loss) of 15% in 2011 (25%); and (3) his overall executive performance in 2011 (50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Sottile’s leadership, strategic planning, relationship management and human resources management. The award related to factors (1) and (2) is classified as non-equity incentive compensation on the summary compensation table and the award related to factor (3) is classified as bonus on the summary compensation table. Mr. Wherry’s non-equity incentive compensation and bonus awards were limited to a maximum of 50% of his base salary, and were dependent upon the following two factors: (1) a target improvement in Goldfield’s net income (loss) of 15% in 2011 (50%); and (2) his overall executive performance in 2011 (50%), a non-quantitative factor incorporating an evaluation by the Committee of Mr. Wherry’s contributions with respect to financial management, Goldfield’s reporting and internal controls and other compliance initiatives. The award related to factor (1) is classified as non-equity incentive compensation on the summary compensation table and the award related to factor (2) is classified as bonus on the summary compensation table. For 2011, Mr. Jones’ non-equity incentive compensation award was calculated as 3.50 percent of the pre-tax earnings of Southeast Power, subject to adjustment for certain specified items, and was not dependent upon any other factors. The entire award is classified as non-equity incentive compensation on the summary compensation table.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising therefrom are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION UPON TERMINATION

Mr. Sottile is the only Named Executive Officer with an employment contract as of December 31, 2011. Under Mr. Sottile’s employment contract, he will receive certain compensation in the event the Company terminates his employment without cause or if Mr. Sottile terminates his employment for good reason, which per the contract means (i) a material diminution of Mr. Sottile’s position or title or in the nature of his responsibilities, (ii) a successor fails to assume the contract, (iii) the Company materially breaches the contract, (iv) the relocation of Mr. Sottile, or (v) a change in control of the Company. Specifically, in any of these events, Mr. Sottile is entitled to receive a lump sum cash amount equal to 2.999 times his average W-2 compensation for the five calendar years preceding the calendar year of termination, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. In the event of his permanent disability, the Company may terminate Mr. Sottile’s employment upon at least thirty days advance written notice, and in the event of his death, Mr. Sottile’s employment shall be deemed terminated on the date of his death. In the case of such a termination of employment due to his death or permanent disability, Mr. Sottile or his estate will be entitled to receive a lump sum cash amount equal to one times his average W-2 compensation for the five calendar years preceding the calendar year of his disability, a lump sum cash payment of a prorated portion of his annual Performance-Based Bonus and continued health care benefits for three years after termination. Any compensation waived by Mr. Sottile will be included for purposes of calculating his average W-2 compensation under his employment contract. In the event that the payments and benefits Mr. Sottile is entitled to receive in connection with a change of control of the Company would be subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, then the amount of such payments would be reduced (but not below zero) to the extent necessary so that no portion of such payments would be subject to the excise taxes.

If the Company had terminated Mr. Sottile’s employment without cause or if Mr. Sottile had terminated his employment for good cause on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $1,755,316, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation) times 2.999, (2) a lump sum payment of $33,748 consisting of his accrued vacation, and (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $47,480.

If the Company had terminated Mr. Sottile’s employment due to disability on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Sottile would have received the following severance benefits under his employment agreement: (1) a lump sum payment of $585,301, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $33,748 consisting of his accrued vacation, (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $47,480, and (4) long-term disability insurance payments until age 70 of $15,000 per month.

If Mr. Sottile’s employment was terminated due to death on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Sottile’s estate would have received the following benefits under his employment agreement: (1) a lump sum payment of $585,301, consisting of his average W-2 compensation for the five calendar years preceding the calendar year of termination (including any waived compensation), times one, (2) a lump sum payment of $33,748 consisting of his accrued vacation, (3) continued health care benefits for his spouse and dependents for three years following termination valued at approximately $47,480, (4) a lump sum payment of $50,000 in Company provided life insurance, and (5) a lump sum payment of $2,610,360 in additional life insurance.

Messrs. Wherry and Jones do not have employment contracts, but each is eligible for certain benefits upon termination due to death or disability. If the Company had terminated Mr. Wherry’s employment due to disability on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Wherry would have received the following severance benefits: (1) a lump sum payment of $21,611 consisting of his accrued vacation, (2) a lump sum payment of $102,780, consisting of his current year Performance-Based Bonus, and (3) long-term disability insurance payments until age 70 of $13,514 per month. If the Company had terminated Mr. Jones’ employment due to disability on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Jones would have received the following severance benefits: (1) a lump sum payment of $8,686 consisting of his accrued vacation, (2) a lump sum payment of $107,541, consisting of his current year Performance-Based Bonus, and (3) long-term disability insurance payments until age 70 of $10,812 per month. If Mr. Wherry’s employment was terminated due to death on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Wherry’s estate would have received the following benefits: (1) a lump sum payment of $21,611 consisting of his accrued vacation, (2) a lump sum payment of $102,780, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $50,000 in Company provided life insurance, and (4) a lump sum payment of $919,717 in additional life insurance. If Mr. Jones’ employment was terminated due to death on December 30, 2011, the last business day of the Company’s fiscal year, Mr. Jones’ estate would have received the following benefits: (1) a lump sum payment of $8,686 consisting of his accrued vacation, (2) a lump sum payment of $107,541, consisting of his current year Performance-Based Bonus, (3) a lump sum payment of $50,000 in Company provided life insurance, and (4) a lump sum payment of $846,800 in additional life insurance.

AUDIT COMMITTEE REPORT AND FEE INFORMATION

Audit Committee Report

The Board of Directors appoints an Audit Committee each year to review the Company’s financial matters. Each member of the Company’s Audit Committee meets the independence requirements set by NYSE Amex.

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2011. The Audit Committee also discussed all the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communications with Those Charged with Governance, with the Company’s independent registered public accounting firm, KPMG LLP and solely among themselves. The Audit Committee received a written disclosure from KPMG LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with KPMG LLP its independence. Based on its review and discussions, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report to stockholders and that the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 be filed with the Securities and Exchange Commission.

Thomas E. Dewey, Jr., Chairman

Harvey C. Eads, Jr.

Danforth E. Leitner

Al M. Marino

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company annual financial statements included in the Form 10-K and the reviews of the quarterly financial statements included in the Form 10-Q for the years ended December 31, 2011 and 2010 and for the audit of the Company’s subsidiary, Southeast Power, were $155,002 and $155,404, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by KPMG LLP were $2,600 and $2,200 in the years ended December 31, 2011 and 2010, respectively, comprising of a state licensure audit report.

Tax Fees

There were no professional tax services rendered by KPMG LLP during the years ended December 31, 2011 or 2010.

All Other Fees

There were no other fees billed by KPMG LLP during the years ended December 31, 2011 or 2010.

To safeguard the continued independence of the Company’s independent registered public accounting firm, the Audit Committee has established a policy which requires all audit and non-audit services, subject to a de minimis exception pursuant to SEC Regulation S-X Rule 2-01(c)(7)(i)(C), to be performed by the Company’s independent registered public accounting firm, to be pre-approved by the Audit Committee prior to such services being performed. The policy also prohibits the Company’s independent registered public accounting firm from providing any services which would impair the accounting firm’s independence. The Audit Committee has delegated the pre-approval authority to the Audit Committee Chairman, who may delegate pre-approval authority to one or more members of the Audit Committee. The Chairman or member(s) to whom authority is delegated is to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services.

All audit services performed by the Company’s independent registered public accounting firm during the year ended December 31, 2011 were approved by the Board of Directors following recommendation of such approval by the Audit Committee.

ADDITIONAL INFORMATION

The Company will pay the cost of soliciting proxies and will reimburse all bankers, brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy materials to the beneficial owners of the shares. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by regular employees of the Company with no specific additional compensation to be paid for such services. Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, has been retained to assist in the solicitation of proxies at a cost not to exceed $7,000 plus out-of-pocket expenses.

OTHER MATTERS

Neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other business should come properly before the meeting, or any adjournment thereof, the proxyholders will vote on such matters according to their best judgment.

2013 STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy statement relating to the 2013 Annual Meeting, stockholder proposals must be received by the Company no later than December 28, 2012, unless the Company changes the date of the 2013 Annual Meeting by more than 30 days from the date of this year’s meeting, in which case the Company will provide a revised deadline in one of the Company’s quarterly reports on Form 10-Q. In addition, the Company’s Amended Bylaws, as amended, require timely advance written notice to the Company by any stockholder who intends to nominate a director to the Company’s Board of Directors, to present any proposal, or to bring any business before any meeting of the stockholders of the Company. Notice will be considered timely for the 2013 Annual Meeting if it is received not earlier than January 31, 2013 and not later than March 2, 2013.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that allow us to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom we believe to be members of the same family. This is known as “householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you (or from one of these other shareholders), you and all other shareholders who have your last name and live at the same address will receive only one copy of any of our annual report, proxy statement for our Annual Meeting of Stockholders, proxy statement we file and deliver in connection with any other meeting of shareholders, proxy statement combined with a prospectus or information statement. We will include with the householded materials for our annual meetings, or any other shareholders’ meeting, a separate proxy card for each registered shareholder who shares your last name and lives at your address.

If you do not wish to participate in the householding program, please contact our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449 to “opt-out” or revoke your consent. If you “opt-out” or revoke your consent to householding, each primary account holder residing at your address will receive individual copies of the Goldfield proxy statement, annual report and other future stockholder mailings.

If you do not object to householding, (1) you are agreeing that your household will only receive one copy of future Goldfield stockholder mailings, and (2) your consent will be implied and householding will start 60 days after the mailing of this notice, to the extent you have not previously consented to participation in the householding program. Your affirmative or implied consent to householding will remain in effect until you revoke it. Goldfield shall begin sending individual copies of applicable security holder communications subject to householding rules to a security holder within 30 days after revocation by the security holder of prior affirmative or implied consent. Your participation in the householding program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials.

Most banks and brokers are delivering only one copy of the annual report and proxy statement to consenting street-name stockholders (stockholders who own shares in the name of a bank, broker or other holder of record on the books of our transfer agent) who share the same address. Those street-name stockholders who wish to receive separate copies may do so by contacting their bank or broker or other holder of record.

By Order of the Board of Directors

Mary L. Manger

Secretary

Dated:

April 27, 2012

*        *        *

The Annual Report to Stockholders for the year ended December 31, 2011, which includes financial statements, is being mailed concurrently to stockholders. The Annual Report does not form any part of the material for the solicitation of proxies.

A copy of the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011, which has been filed with the Securities and Exchange Commission is available without charge to those stockholders who would like more detailed information concerning the Company. If you would like a copy of the Form 10-K, please write to: The Goldfield Corporation, 1684 West Hibiscus Boulevard, Melbourne, FL 32901. You may also obtain the Form 10-K and other recent filings with the Securities and Exchange Commission from our website, www.goldfieldcorp.com.

Under rules promulgated by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet. You may access the following information as of the date the proxy materials are first sent to our stockholders at www.goldfieldproxy2012.com, which does not have “cookies” that identify visitors to the site: Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2011 Annual Report.

Additional information about the Company, including its Code of Ethics for its executive officers and Business Conduct policies for all of its officers, directors and employees, is available through the Company’s website at www.goldfieldcorp.com.

	0	¡

THE GOLDFIELD CORPORATION

P R O X Y

Annual Meeting of Stockholders to be held on May 31, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John H. Sottile and Mary L. Manger, and each of them, jointly and severally, proxies, with full power of substitution, to vote with the same force and effect as the undersigned at the Annual Meeting of Stockholders of The Goldfield Corporation to be held at the Venezia Room at the Hilton Melbourne Rialto Place, 200 Rialto Place, Melbourne, FL 32901 on May 31, 2012 at 9:00 a.m., and at any adjournment or postponement thereof, upon the matters set forth on the reverse side hereof and upon such other matters as may properly come before the meeting, all in accordance with the notice and accompanying proxy statement for said meeting, receipt of which is acknowledged. (THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.)

This proxy, when properly executed, will be voted in the manner directed herein, or if returned executed with no direction given, will be voted in accordance with the recommendations of the Board of Directors.

(Continued and to be signed on the reverse side)

¡	14475	¡

ANNUAL MEETING OF STOCKHOLDERS OF

THE GOLDFIELD CORPORATION

May 31, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2012:

Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and

2011 Annual Report are available at www.goldfieldproxy2012.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

For information about how to obtain directions to attend the meeting and vote in person,

please contact Investor Relations at 321-724-1700 or investorrelations@goldfieldcorp.com.

  Please detach along perforated line and mail in the envelope provided.

¢ 20700300000000000000 5	053112

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Your Board of Directors recommends a vote FOR all nominees for director listed below. If no direction is given, the proxy will be voted FOR all nominees for director listed below.				Your Board of Directors recommends a vote FOR Proposal 2. If no direction is given, the proxy will be voted FOR Proposal 2.
1. ELECTION OF DIRECTORS
NOMINEES:
☐	FOR ALL NOMINEES	David P. Bicks			FOR	AGAINST	ABSTAIN
		Harvey C. Eads, Jr.		2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Jeffrey E. Eberwein
John P. Fazzini
Danforth E. Leitner
☐	FOR ALL EXCEPT (See instructions below)	Al M. Marino		NOTE: In their discretion, the proxies named on the reverse side are authorized to vote in accordance with their own judgment on such other business as may properly come before the meeting.
John H. Sottile
To cumulate votes, place the number of votes for a nominee on the line provided after the nominee’s name.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	¢